UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Alion Science and Technology Corporation (the “Company” or “Alion”) disclosed the following information.

The Company has reached a preliminary understanding with the holders of a majority (the “Majority Holders”) of the Company’s outstanding 10 1⁄4% Senior Notes due February 1, 2015 (the “Unsecured Notes”) regarding possible refinancing transactions involving the Company’s outstanding indebtedness. The Company currently expects the transactions to involve:

•	The replacement of the Company’s existing revolving credit facility with a new revolving credit facility;

•	The refinancing of the Company’s outstanding 12% Senior Secured Notes due 2014 (the “Senior Secured Notes”) with new $350 million senior secured term loan debt and/or new senior secured notes;

•	The exchange of the Unsecured Notes for, at the Unsecured Note holders’ option, either (a) new junior secured notes, with a combination of interest payable in cash and in kind, and new warrants or (b) an amount of cash at a price to be determined below par;

•	The payment of accrued and unpaid interest on the Senior Secured Notes and the Unsecured Notes; and

•	The seeking of consents from the holders of the Unsecured Notes to eliminate substantially all of the covenants and events of default in the indenture governing the Unsecured Notes.

Although the Company has a preliminary understanding with the Majority Holders, there can be no assurance that the Company and the Majority Holders will reach a final agreement, that the Company will enter into definitive agreements, that a sufficient amount of the other holders of the Unsecured Notes will agree to participate in such a transaction, that the Company will be successful at obtaining a new revolving credit facility or refinancing the Senior Secured Notes or that any transaction will occur on all or any of the terms described above, and, if any transaction does occur, that the terms concluded will be favorable to the Company’s existing investors. The terms described above summarize the preliminary understanding reached by the Company and the Majority Holders, and these terms are qualified in their entirety by the terms and conditions of any definitive agreements to be entered into by the Company among the Majority Holders.

The Company is continuing its refinancing efforts. The Company may engage from time to time in discussions with other creditors of the Company, other holders of the Unsecured Notes, and holders of the Senior Secured Notes as well as with advisors to such creditors and holders.

This Form 8-K does not constitute an offer to sell any securities or the solicitation of an offer to exchange any Unsecured Notes or any other security, nor shall there be any sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction. Any exchange offer for the Unsecured Notes will be made only through a registration statement under the Securities Act of 1933, as amended, and related materials. Any new senior secured notes to be offered in any financing transaction have not been, and may not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or the availability of an applicable exemption from registration.

Cautionary Note Regarding Forward-Looking Statements

Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected terms of the proposed refinancing transaction. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. Factors that could cause actual results to differ materially from anticipated results include, but are not limited to: the inability to reach a definitive agreement with the Majority Holders on all or any of the terms under discussion; the inability to refinance the Company’s indebtedness on satisfactory terms, or at all, prior to maturity of such indebtedness; U.S. government debt ceiling limitations, sequestration, continuing resolutions, or other similar federal government budgetary or funding issues; U.S. government shutdowns; U.S. government decisions to reduce funding for projects the Company supports; failure to retain the Company’s existing government contracts, win new business and win re-competed contracts; failure of government customers to exercise contract options; limits on financial and operational flexibility given the Company’s substantial debt and debt covenants; the effect, if any, of the Company’s refinancing efforts and financial condition on its relationships with its customers and the Company’s ability to attract new business; material changes to the Company’s capital structure, including financing transactions which may dilute ESOP participants’ interest in the Company’s capital stock; and other factors discussed in this Form 8-K, the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q, and subsequent Current Reports on Form 8-K, in each case as filed with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Barry M. Broadus
Name: Barry M. Broadus
Title: Chief Financial Officer

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